                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                September 9, 1998



                      GLOBALSTAR TELECOMMUNICATIONS LIMITED
             (Exact name of registrant as specified in its charter)

Islands of Bermuda                   0-25456                       13-3795510
(State or other                   (Commission                    (IRS Employer
jurisdiction of                   File Number)                   Identification
incorporation)                                                       Number

              Cedar House, 41 Cedar Avenue, Hamilton, Bermuda HM 12
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (441) 295-2244



                                GLOBALSTAR, L.P.
             (Exact name of registrant as specified in its charter)

Delaware                           333-25461                       13-3759824
(State or other                   (Commission                    (IRS Employer
jurisdiction of                   File Number)                   Identification
incorporation)                                                       Number

                  3200 Zanker Road, San Jose, California 95134
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (408) 933-4000
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Item 5.  Other Events.

         Globalstar, L.P. ("Globalstar") announced today that a Zenit 2 rocket malfunction has resulted in the loss of 12 Globalstar satellites shortly after lift-off from the Baikonur Cosmodrome in Kazakhstan. These 12 satellites were fully insured. In light of the failure, Globalstar is implementing back-up launch plans previously put in place, and currently plans to launch its next 32 satellites in eight groups of four satellites each aboard Starsem Soyuz and Boeing Delta II rockets, with the intention of commencing service with a constellation of at least 32-satellites in the third quarter of 1999. Globalstar intends to consider all available launch alternatives, including the Zenit, for the launch of the satellites necessary to complete its full constellation of 48 satellites, plus four in-orbit spares. The Boeing Delta II successfully launched the first eight Globalstar satellites in two groups of four in February and April 1998.

         Globalstar has 14 completed satellites at the launch base in Baikonur, 16 more in final integration and test and another 14 under construction. These satellites would, barring any future failures, be sufficient for Globalstar's planned 48-satellite constellation, with four in-orbit spares. Globalstar's preliminary estimate of the incremental cost of the shift in its launch strategy to the Soyuz and Delta vehicles after receipt of insurance proceeds is approximately $85 million, assuming that one Zenit will be used for the launch of the last 12 satellites in the constellation. Globalstar would incur additional expenses if it elects to build additional in-orbit or ground spares, and would incur substantial additional launch costs if it decides not to use the Zenit for any future launches. In addition, the revised launch schedule will result in additional interest and operational costs prior to the systems' in-service date of approximately $100 million. These additional costs plus the delay in receipt of planned service revenues will require Globalstar to seek additional financing.

         According to early press reports, a Russian Space Agency spokesman attributed the failure to "a malfunction command on the [rocket] guidance system 272 seconds after launch," after which "the motors on the Zenit rocket cut out and it fell to Earth." While the Russian Space Agency has established a special commission to investigate the cause of the Zenit failure, there can be no assurance that the results of that investigation will be made available in timely fashion to Globalstar, or that Globalstar and its insurers will deem the Zenit vehicle appropriate for future launches. Moreover, Globalstar's plan to commence service in 1999 remains subject to a number
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of additional risks, including the risk of future launch failures, political uncertainty affecting launches in the former Soviet Union, availability of firm launch dates and prices, and other risks disclosed in more detail in Globalstar's 1997 Annual Report on Form 10-K.

         This report contains forward-looking statements, including statements regarding schedules for future satellite launches and commencement of commercial service of the Globalstar system. These forward-looking statements are based on a number of assumptions including very preliminary assessments of the effect of the Zenit 2 launch failure yesterday and actual results may be materially different from those expressed or implied by such statements. For a description of factors which may cause results for Globalstar to differ materially from those expressed or implied by such forward-looking statements, please consult the Securities and Exchange Act filings of Globalstar Telecommunications Limited.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                GLOBALSTAR TELECOMMUNICATIONS
                                 LIMITED
                                -------------------------------
                                        (Registrant)


Date: September 10, 1998        By: /s/ Eric J. Zahler
                                    ---------------------------
                                    Eric J. Zahler
                                    Vice President

                                GLOBALSTAR, L.P.
                                -------------------------------
                                  (Registrant)

                                By: Loral/QUALCOMM Satellite
                                     Services, L.P.,
                                     its General Partner

                                By: Loral/QUALCOMM
                                     Partnership, L.P.,
                                     its General Partner

                                By: Loral General Partner, Inc.
                                     its General Partner

Date: September 10, 1998        By: /s/ Eric J. Zahler
                                    ---------------------------
                                    Eric J. Zahler
                                     Vice President